UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:  April 14, 2021

(Date of earliest event reported)

Timberline Resources Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34055

_____________________________________

Delaware	82-0291227
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

101 East Lakeside Avenue

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

(208) 664-4859

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	TLRS TBR	OTCQB TSX-V

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual General Meeting of Shareholders on April 14, 2021 in Coeur d’Alene, Idaho.  Proxies were solicited under the proxy statement filed with the Securities and Exchange Commission on March 3, 2021.

The issued and outstanding shares at February 25, 2021, the date of record, totaled 114,240,282 shares. Total shares voted at the meeting were 64,753,791, or 56.68% of the issued and outstanding shares. The Company received overwhelming approval for all proposals submitted to shareholders as follows:

Proposal #1 – Election of Directors

To elect the nominees to Timberline’s board of directors to serve until Timberline’s 2022 annual meeting of shareholders or until successors are duly elected and qualified:

   Leigh Freeman

   Quinton Hennigh

   Patrick Highsmith

   William Matlack

   Donald McDowell

	For 58,007,079 58,920,883 58,904,617 58,507,488 59,391,998	Withheld 1,845,256 931,452 947,718 1,344,847 460,337
Proposal #2 To ratify the appointment of Timberline’s independent registered public accounting firm for the fiscal year ended September 30, 2021	For 64,596,226	Against 113,452	Abstain 44,113
Proposal #3 To conduct an advisory vote on executive compensation	For 58,377,765	Against 1,216,652	Abstain 257,918
Proposal #4 To amend and restate Timberline’s 2018 Stock and Incentive Plan	For 58,241,505	Against 1,451,184	Abstain 159,646
Proposal #5 To amend Timberline’s Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.001 from 200,000,000 to 500,000,000 shares	For 58,920,120	Against 683,310	Abstain 248,905

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION
Date: April 19, 2021	By:	/s/ Ted R. Sharp
Ted R. Sharp Chief Financial Officer